UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2015

ZaZa Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2800 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 595-1900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 6, 2015, the Company held the annual meeting of stockholders of the Company (the “Annual Meeting”).  At the Annual Meeting, five items were submitted to the stockholders for a vote: (i) the election of six nominees to serve on the Board until the next annual meeting of stockholders (the “Election of Directors”), (ii) the proposal to approve an amendment (the “Plan Amendment”) to the ZaZa Energy Corporation Long-Term Incentive Plan, that, among other things, increases the available shares of our common stock for issuance by 10 million shares and provides for automatic subsequent increases equal to 15% of future common stock issuances, (iii) the proposal to approve the issuance of 20% or more of the outstanding shares of our common stock in connection with one or more exchanges or any or all of our $47,300,000 in aggregate principal amount of 8.00% Subordinated Notes due 2017 plus accrued and unpaid interest and interest paid-in-kind as additional principal in connection with the refinancing of the Company’s $13,900,000 in aggregate principal amount of 10% Senior Secured Notes due 2017 (the “Subordinated Notes Exchange Shares”), (iv) the proposal to approve the issuance of 20% or more of the outstanding shares of our common stock in connection with the issuance on April 30, 2015 of shares of our Series A Convertible Preferred Stock and warrants for the purchase of shares of our common stock (the “April 2015 Financing Shares”), and (v) the proposal to ratify our selection of BDO USA, LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015 (the “Auditor Ratification”).

There were no solicitations in opposition to the Board’s solicitations.  Out of a total of 13,284,847 shares of common stock outstanding and eligible to vote on May 20, 2015, 11,617,366 shares of common stock (approximately 87%) were present at the meeting in person or by proxy.  All proposals were approved by the stockholders and the details of the votes on each proposal are set forth below.

The foregoing description of the Plan Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the Plan Amendment, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Election of Directors

There were six nominees for election to serve as directors.  Each of the nominees for election to the Board was a director at the time of the Annual Meeting.  The final results of the voting with respect to each nominee to the Board were as follows:

Nominee	For	Withheld
Todd A. Brooks	7,595,857	179,109
Travis H. Burris	7,597,657	177,309
John E. Hearn, Jr.	7,598,070	176,896
Gaston L. Kearby	7,597,861	177,105
A. Haag Sherman	7,598,292	176,674
Herbert C. Williamson, III	7,598,607	176,359

Plan Amendment

The final results of the voting with respect to the Plan Amendment were as follows:

For	Against	Abstain
7,445,779	318,230	10,957

Subordinated Notes Exchange Shares

The final results of the voting with respect to the issuance of the Subordinated Notes Exchange Shares were as follows:

For	Against	Abstain
10,470,601	1,001,413	145,352

April 2015 Financing Shares

The final results of the voting with respect to the issuance of the April 2015 Financing Shares were as follows:

For	Against	Abstain
7,630,702	89,890	54,374

Auditor Ratification

The final results of the voting with respect to the Auditor Ratification were as follows:

For	Against	Abstain
11,123,908	241,718	251,740

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	First Amendment to ZaZa Energy Corporation 2012 Long-Term Incentive Plan (as amended and restated on February 6, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2015

ZaZa Energy Corporation

By:	/s/ Todd A. Brooks
Todd A. Brooks President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to ZaZa Energy Corporation 2012 Long-Term Incentive Plan (as amended and restated on February 6, 2015)